As filed with the Securities and Exchange Commission on September 27, 2004 Registration No. 333-_______


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                ESSEX CORPORATION
             (Exact name of registrant as specified in its charter)

                  VIRGINIA                                      54-0846569
       (State or other jurisdiction of                       (I.R.S. Employer
       incorporation or organization)                       Identification No.)

             9150 GUILFORD ROAD
             COLUMBIA, MARYLAND                                      21046
  (Address of Principal Executive Offices)                        (Zip Code)
                      -------------------------------------

                                ESSEX CORPORATION
                            2004 STOCK INCENTIVE PLAN
                        2004 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)
                      ------------------------------------

       LEONARD E. MOODISPAW, ESQUIRE                    WITH A COPY TO:
   President and Chief Executive Officer           JOHN R. HEMPILL, ESQUIRE
             Essex Corporation                       Morrison & Foerster LLP
            9150 Guilford Road                    1290 Avenue of the Americas
         Columbia, Maryland 21046                  New York, New York 10104
              (301) 939-7000                            (212) 468-8082


 (Name, address and telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE



Title of securities        Amount        Proposed maximum    Proposed maximum
to be registered           to be         offering price      aggregate           Amount of
-------------------      registered      per share           offering price      registration fee
                         ------------    ----------------    ----------------    ----------------
Plan Options
Common Stock (no par
value per share)         1,000,000 (1)      $11.53 (2)       $23,060,000 (2)       $2,921.70 (2)

Stock Purchase Plan
Common Stock (no par
value per share)         1,000,000 (1)      $11.53 (2)



(1)Together with an indeterminable number of additional shares in order to adjust the number of shares reserved for issuance pursuant to the plan or non plan agreements as the result of a stock split, stock dividend or similar transaction affecting the common stock, pursuant to 17 C.F.R. ss. 230.416.

(2)Pursuant to Rule 457(h)(1), the proposed maximum offering price per share, proposed maximum aggregate offering price and the amount of the registration fee are based upon the average of the high and low prices reported on NASDAQ on September 23, 2004 of $11.95 and $11.10 per share, respectively.


This Registration Statement shall become effective immediately upon filing with the Securities and Exchange Commission, and sales of registered securities will begin as soon as possible after such effective date.

                                     PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS1

Item 1.  Plan Information

Item 2.  Registrant Information and Employee Plan Annual Information




1 Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (hereinafter, the "Securities Act"), and the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

                  The following documents, filed or to be filed with the Commission, are, or shall be deemed to be, incorporated herein by reference:

         (a) The Company's Annual Report on Form 10-K for the year ended December 28, 2003.

         (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 28, 2004 and June 27, 2004.

         (c) The Company's Current Reports on Form 8-K filed on February 9, 2004, March 10, 2004, March 29, 2004, April 22, 2004, May 3, 2004, May 4, 2004,
June 7, 2004, July 6, 2004, July 21, 2004, August 10, 2004 and Form 8-K/A filed on June 25, 2004, September 3, 2004.

         (d) The Company's Proxy Statement on Schedule 14A dated June 9, 2004.

         (e) The description of the common stock, no par value per share (the "Common Stock"), of the Registrant contained in its Registration Statement on Form 8-A, and amendments thereto are incorporated by reference pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         (f) All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. The documents required to be so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Virginia Stock Corporation Act ("Act") permits indemnification of directors and officers of a corporation under certain conditions and subject to certain limitations. Articles (h) and (I) of the Articles of Incorporation of the Company contain provisions for the indemnification of directors and officers of the Company within the limitations permitted by the Act. In addition, the Company has entered into indemnity agreements with all of its directors and officers which provide the maximum indemnification allowed by the Act.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         See Exhibit Index on Page II-6.

ITEM 9.  UNDERTAKINGS.

(a) The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Columbia, State of Maryland, on September 24, 2004.

                                   ESSEX CORPORATION


                                   By:/s/ Leonard E. Moodispaw
                                      --------------------------------------
                                      Leonard E. Moodispaw
                                      President and Chief Executive Officer

                                POWER OF ATTORNEY

         Each director whose signature appears below constitutes and appoints Leonard E. Moodispaw and Lisa G. Jacobson, or either of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign for the undersigned any and all amendments or post-effective amendments to this Registration Statement on Form S-8 relating to the issuance of Common Stock of the Registrant and participation interests in the Plan or under non plan agreements, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission. We hereby confirm all acts taken by such agents and attorneys-in-fact, or any one or more of them, as herein authorized.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                    TITLE                           DATE

/s/ H. Jeffrey Leonard       Chairman of the Board           September 24, 2004
----------------------
H. Jeffrey Leonard

/s/ Leonard E. Moodispaw     President, Chief Executive      September 24, 2004
------------------------     Officer, Chief Operating
Leonard E. Moodispaw         Officer and Director
                             (principal executive officer)

/s/ Lisa G. Jacobson         Executive Vice President and    September 24, 2004
--------------------         Chief Financial Officer
Lisa G. Jacobson             (principal financial and
                             accounting officer)

/s/ John G. Hannon           Director                        September 24, 2004
------------------
John G. Hannon


/s/ Robert W. Hicks          Director                        September 24, 2004
-------------------
Robert W. Hicks


/s/ Anthony M. Johnson       Director                        September 24, 2004
----------------------
Anthony M. Johnson

/s/ Ray M. Keeler            Director                        September 24, 2004
-----------------
Ray M. Keeler



/s/ Marie S. Minton          Director                        September 24, 2004
-------------------
Marie S. Minton



/s/ Arthur L. Money          Director                        September 24, 2004
-------------------
Arthur L. Money



/s/ Terry M. Turpin          Director                        September 24, 2004
-------------------
Terry M. Turpin

                                  EXHIBIT INDEX

EXHIBIT
NUMBER      DESCRIPTION

4.1         Essex Corporation 2004 Stock Incentive Plan

4.2         Essex Corporation 2004 Employee Stock Purchase Plan

5.1         Opinion of Morrison & Foerster LLP (contains Consent of Counsel).

23.1 Consent of Morrison & Foerster LLP (contained in Exhibit 5.1 filed herewith).

23.2        Consent of Stegman & Company

24.1        Power of Attorney (contained on Page II-4)




------------------------------------